UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2012

The Management Network Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34006 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302
Overland Park, Kansas 66210
 (Address of principal executive office)(Zip Code)

(913) 345-9315
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 8, 2012, The Management Network Group, Inc. (the “Company”) made certain changes to its executive management team.  Effective January 8, 2012, Richard P. Nespola was terminated as the Company’s Chairman of the Board and Chief Executive Officer.   He, however, will remain a member of the Company’s Board of Directors.

Effective January 8, 2012, Donald E. Klumb became the Company’s Chief Executive Officer and will continue to serve as the Company’s Chief Financial Officer.   Information for Mr. Klumb required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K is contained in the Company's Proxy Statement filed with the Securities and Exchange Commission on April 22, 2011 and is incorporated by reference herein. At the time of this filing, no determination has been made regarding any change in the compensation for Mr. Klumb.

Effective January 8, 2012, independent director Roy Wilkens was named interim Chairman of the Board of Directors.

Item 7.01 Regulation FD Disclosure.

On January 9, 2012, the Company issued a press release announcing changes to its executive management team. The press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANAGEMENT NETWORK GROUP, INC.

By:	/s/ Donald E. Klumb
Donald E. Klumb Chief Executive Officer and Chief Financial Officer

Date: January 9, 2012

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 9, 2012